SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 19, 2004

Wells Real Estate Investment Trust II, Inc.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

333-107066	20-0068852
(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Norcross, Georgia 30092

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (770) 449-7800

(Former name or former address, if changed since last report)

Item 2. Acquisition of Assets

Acquisition of Ground Leasehold Interest in New Manchester One Building

On March 19, 2004, we purchased a ground leasehold interest in a 404,000-square-foot single-story distribution facility located on an approximately 31-acre tract of land at 9103 Riverside Parkway in Douglasville, Georgia (“Phase I”) for a purchase price of approximately $19.3 million, of which $14.0 million was paid at closing for Phase I with proceeds drawn from our $175.0 million bridge facility. The remaining $5.3 million will be funded at certain milestones during construction of an additional 189,000 rentable square feet (“Phase II”) on the same tract of land. Phase I was completed in December 2003, and the anticipated completion date for Phase II is November 2004. The ground lease, along with the Bond described below, were purchased from Carter New Manchester Building One, L.L.C. (“Carter”), which is not affiliated with us or Wells Capital.

Fee simple title to the land upon which the New Manchester One Building is located is held by the Development Authority of Douglas County (the “Development Authority”), which issued a Development Authority of Douglas County Taxable Revenue Bond (the “Bond”) totaling $18 million in connection with the construction of the building. Certain real property tax abatement benefits are available to us because the fee simple title to the property is held by the Development Authority. The property tax abatement benefits will expire in 2011. The amount of rent payable under the ground lease (which we owe) and the payments due on the Bond (to which we are entitled) are approximately the same. We will acquire fee simple title upon exercise of an option to purchase contained in the ground lease. The purchase price will be approximately equal to the amount then due to us under the Bond. We are not likely to exercise the purchase option until the tax abatement benefits expire.

The New Manchester One Building is entirely leased to JVC Americas Corporation (“JVC”), a wholly owned subsidiary of Victor Company of Japan, Ltd., which is a majority owned subsidiary of Matsushita Electric Co., Ltd. JVC primarily imports, manufactures and sells consumer and professional audio and video equipment and televisions to wholesale and retail dealers in the Americas.

The JVC lease is a net lease agreement that commenced in January 2004 and expires in December 2009. Phase II base rent will commence on the later of (i) 30 days following Phase II completion or (ii) December 1, 2004. The current annual base rent payable under the JVC lease for Phase I is approximately $1.1 million. It is anticipated that the initial annual base rent for Phase II will be approximately $0.5 million. We are obligated under the lease with JVC to construct Phase II. We have entered into an agreement with Carter to construct Phase II for a guaranteed price of $5.3 million, payable as described above. Carter has also guaranteed completion of construction and the payment of scheduled rent for Phase II if substantial completion does not occur by December 1, 2004. JVC, at its option, has the right to extend the initial term of the lease for three additional three-year periods at the then-current market rental rate.

Wells Management Company, Inc., an affiliate of Wells Capital, will manage the New Manchester One Building on our behalf. We believe that the New Manchester One Building is adequately insured.

Item 7. Financial Statements and Exhibits.

(b) Pro Forma Financial Information. The following financial statements of the Registrant are submitted at the end of this Current Report on Form 8-K and are filed herewith and incorporated herein by reference:

Page
Wells Real Estate Investment Trust II, Inc.

Unaudited Pro Forma Financial Statement

Summary of Unaudited Pro Forma Financial Statement	F-1

Pro Forma Balance Sheet as of December 31, 2003 (unaudited)	F-2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE INVESTMENT TRUST II, INC. (Registrant)

By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice-President, Treasurer and
Principal Financial Officer

Date: March 29, 2004

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

SUMMARY OF UNAUDITED PRO FORMA BALANCE SHEET

This pro forma information should be read in conjunction with the financial statements and notes of Wells Real Estate Investment Trust II, Inc., a Maryland corporation (“Wells REIT II”), included in its annual report filed on Form 10-K for the year ended December 31, 2003. In addition, this pro forma information should be read in conjunction with the financial statements and notes of certain acquired properties included in various Form 8-Ks previously filed.

The following unaudited pro forma balance sheet as of December 31, 2003 has been prepared to give effect to the first quarter 2004 acquisitions of the Weatherford Center Houston Building (the “Other Recent Acquisition”) and the New Manchester One Building (collectively, the “Recent Acquisitions”) by Wells Operating Partnership II, LP (“Wells OP II”) as if the acquisition occurred on December 31, 2003. Wells OP II is a Delaware limited partnership that was organized to own and operate properties on behalf of Wells REIT II.

An unaudited pro forma statement of income for the year ended December 31, 2003 has not been prepared to give effect to the Recent Acquisitions as Wells REIT II did not commence operations until January 22, 2004.

This unaudited pro forma balance sheet is prepared for informational purposes only and is not necessarily indicative of future results or of actual results that would have been achieved had the Recent Acquisitions been consummated as of December 31, 2003. In addition, the pro forma balance sheet includes allocations of the purchase price based upon preliminary estimates of the fair value of the assets and liabilities acquired. Therefore, these allocations may be adjusted in the future upon finalization of these preliminary estimates.

F-1

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

PRO FORMA BALANCE SHEET

DECEMBER 31, 2003

(Unaudited)

ASSETS

	Wells Real Estate Investment Trust II, Inc. (a)	Pro Forma Adjustments				Pro Forma Total
		Recent Acquisitions
		Other		New Manchester One
REAL ESTATE ASSETS, at cost:
Land	$0	$6,100,000	(b)	$600,000	(b)	$6,700,000
Building, less accumulated depreciation of $0	0	19,216,937	(b)	10,105,338	(b)	29,322,275
Intangible lease assets, net	0	9,518,812	(b)	2,694,757	(b)	12,213,569

Total real estate assets	0	34,835,749		13,400,095		48,235,844

CASH AND CASH EQUIVALENTS	156,912	44,237,647	(c)	0		44,244,202
		(999,721	)(d)
		869,003	(e)
		(19,639	)(f)
RESTRICTED CASH	981,924	(981,924	)(e)	0		0
DEFERRED PROJECT COSTS	0	999,721	(d)	0		1,019,360
		19,639	(f)
PREPAID EXPENSES AND OTHER ASSETS	512,633	0		0		512,633
DEFERRED LEASE ACQUISITION COSTS	0	4,892,692	(b)	673,689	(b)	5,566,381
INVESTMENT IN BONDS	0	0		18,000,000	(g)	18,000,000

Total assets	$1,651,469	$83,853,167		$32,073,784		$117,578,420

F-2

LIABILITIES AND STOCKHOLDERS’ EQUITY

	Wells Real Estate Investment Trust II, Inc. (a)	Pro Forma Adjustments				Pro Forma Total
		Recent Acquisitions
		Other		New Manchester One
LIABILITIES:
Borrowings	$0	$39,728,441	(b)	$14,073,784	(b)	$53,802,225
Accrued expenses	563,000	0		0		563,000
Escrowed investor proceeds	981,924	(981,924	)(e)	0		0
Obligation under capital lease	0	0		18,000,000		18,000,000

Total liabilities	1,544,924	38,746,517		32,073,784		72,365,225

COMMITMENTS AND CONTINGENCIES
Minority Interest	106,015	0		0		106,015

SHAREHOLDERS’ EQUITY:
Preferred shares, $.01 par value; 100,000,000 shares authorized, no shares issued and outstanding at December 31, 2003	0	0		0		0
Common shares, $.01 par value; 900,000,000 shares authorized, 100 shares issued and outstanding at December 31, 2003	1	49,986	(c)	0		50,969
		982	(e)
Additional paid in capital	999	44,187,661	(c)	0		45,056,681
		868,021	(e)	0
Accumulated Deficit	(470)	0		0		(470)

Total shareholders’ equity	530	45,106,650		0		45,107,180

Total liabilities and shareholders’ equity	$1,651,469	$83,853,167		$32,073,784		$117,578,420

(a)	Historical financial information derived from annual report filed on Form 10-K. As stated therein, Wells OP II is a consolidated subsidiary of Wells Real Estate Investment Trust II, Inc.
(b)	Reflects Wells Real Estate Investment Trust II, Inc.’s purchase price for the assets, land, building and liabilities assumed, net of any purchase price adjustments.
(c)	Reflects capital raised through issuance of additional shares subsequent to December 31, 2003 through the New Manchester One Building acquisition date, net of organizational and offering costs, commissions and dealer-manager fees.
(d)	Reflects deferred project costs capitalized as a result of additional capital raised described in note (c) above.
(e)	Reflects reclassification of restricted cash and escrowed investor proceeds, net of organizational and offering costs, to unrestricted cash and stockholders equity as a result of minimum escrow requirements being met on January 22, 2004.
(f)	Reflects deferred project costs capitalized as a result of minimum escrow requirements being met described in note (e) above.
(g)	Reflects investment in bonds for which 100% of the principal balance becomes receivable January 2, 2012.
(h)	Reflects bond payable secured by the Deed of Trust to the New Manchester One Building for which 100% of the principal balance becomes payable on January 2, 2012.

The accompanying notes are an integral part of this statement.

F-3